Exhibit 99.2

Contact info: Roger R. Hopkins, 615-890-9100
Chief Accounting Officer

NHI to Participate at Stifel’s 2017 Seniors Housing & Healthcare Real Estate Conference

MURFREESBORO, Tenn.--(January 25, 2017)-- National Health Investors, Inc. (NYSE: NHI) announced that the Company will participate in Stifel’s 2017 Seniors Housing & Healthcare Real Estate Conference on February 2nd at the JW Marriott Desert Springs in Palm Desert, CA. President and CEO, Eric Mendelsohn, will participate in a panel that day from 3:15 p.m. – 4:30 p.m. PT, discussing Seniors Housing Industry Changes and Challenges.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.